UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 18, 2005

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EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

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Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2005, EuroBancshares, Inc. issued a press release announcing that, effective December 20, 2004, Mr. Felix M. Leon was hired by Eurobank, the principal banking subsidiary of EuroBancshares, Inc., for the position of Executive Vice President of Operations. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. As a member of  Eurobank’s executive management team, Mr. Leon will be primarily responsible for overseeing the operations of the bank’s management information systems, administrative services, investigations and adjustments, branch administration, and security functions.

For the two years prior to joining Eurobank, Mr. Leon operated his own consulting firm, Leon Consulting, where he served as a financial consultant to various bankers in Puerto Rico. From 1997 through 2003, Mr. Leon served as a regional manager for Bank Popular de Puerto Rico where he was responsible for the supervision of the Eastern Region of Bank Popular de Puerto Rico’s operations. Mr. Leon holds a BBA in accounting and finance and a Juris Doctor from the University of Puerto Rico. Mr. Leon is 61 years old.

There is no arrangement or understanding between Mr. Leon and any other person pursuant to which he was selected as an executive officer of Eurobank. Except as disclosed below, there have been no transactions since January 1, 2004, nor are there any currently proposed transactions, to which EuroBancshares, Inc. or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Leon had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Leon may be a customer of our subsidiaries and may have had transactions with our subsidiaries in the ordinary course of business during 2004. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve an unusual risk of collectibility or present other unfavorable features, and were made in compliance with applicable banking regulations.

Item 9.01    Financial Statements and Exhibits.

(c)     Exhibits

99.1	EuroBancshares, Inc. press release dated January 18, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: January 18, 2005	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	EuroBancshares, Inc. press release dated January 18, 2005.